                                                               EXHIBIT NO. 11(a)


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference made to our firm under the captions "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 11 to Registration Statement No. 33-37972 on Form N-1A of our report dated December 8, 1995, on the financial statements and financial highlights of MFS Strategic Income Fund, a series of MFS Series Trust VIII, included in the 1995 Annual Report to Shareholders.



                                                        ERNST & YOUNG LLP
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                                                        Ernst & Young LLP



Boston, Massachusetts
February 26, 1996